Exhibit 10.2

BRAINSTORM CELL THERAPEUTICS INC.

2014 GLOBAL SHARE OPTION PLAN

RESTRICTED STOCK AWARD AGREEMENT

FOR SHARES GRANTED UNDER SECTION 3(i)

OF THE ISRAELI INCOME TAX ORDINANCE

Unless otherwise defined herein, capitalized terms used in this Restricted Stock Award Agreement shall have the same meanings as ascribed to them in the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix thereto for Israel (the “Plan”).

This Restricted Stock Award Agreement (the “Agreement”) includes the Notice of Issuance attached hereto as Exhibit A (the “Notice of Issuance”), which is incorporated herein by reference and is made and entered into as of the Date of Grant shown in the Notice of Issuance by and between Brainstorm Cell Therapeutics Inc. (the “Company”) and the Participant named in the Notice of Issuance. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.	Share Award.

The Company hereby grants to the Participant Restricted Stock (the “Shares”) as set forth in the Notice of Issuance, subject to the terms set forth herein, and subject to the terms and conditions of Section 3(i) of the Income Tax Ordinance (New Version) - 1961(the “ITO”) and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement shall prevail. However, the Notice of Issuance sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.	Vesting.

2.1.  Vesting Restrictions on Shares. Effective as of the Vesting Commencement Date (as such term is defined in the Notice of Issuance), all of the Shares owned by the Participant shall be subject to the forfeiture provisions set forth in Section 2.2 below. The forfeiture provisions set forth in Section 2.2 shall lapse in accordance with the Vesting Schedule or any special terms provided in the Notice of Issuance. To the extent that the forfeiture provisions lapse, the Shares shall no longer be subject to vesting and the Participant shall hold the Shares free and clear of the forfeiture provisions set forth herein.

2.2.  Forfeiture. Notwithstanding anything herein to the contrary, in the event that the Participant ceases to be an Employee or Service Provider, for any reason or no reason, with or without cause, all of the Shares that are unvested as of the time of such cessation of status as an Employee or Service Provider (after taking into account any accelerated vesting) shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation of status as an Employee or Service Provider. The Participant hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Shares and transfer ownership of such forfeited Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Participant shall promptly execute and deliver the same to the Company. The Participant shall have no further rights with respect to any Shares or any Accrued Dividends (as defined below) with respect to such Shares that are so forfeited. If the Participant is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary. For purposes hereof “Accrued Dividends” means ordinary cash dividends paid with respect to shares of Common Stock, whether paid in cash, stock or property, declared and paid by the Company.

3.	Non-Transferability of Shares.

3.1.  That portion of the Shares specified in the Notice of Issuance as being subject to forfeiture or any right or interest therein or part thereof shall not be permitted to be used to satisfy or otherwise discharge the debts, contracts or engagements of the Participant or his successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

3.2.  The transfer of the vested Shares is limited as set forth in Section 12 of the Plan, in this Section 3 and Section 4 below.

3.3.  Notwithstanding anything stated to the contrary in the Plan, Participant shall be entitled to transfer Shares subject only to the restrictions set forth in the Company's Certificate of Incorporation and By-laws and any other corporate documents of the Company, including any subsequent amendments or replacements thereto (but subject to any tax payment and withholding obligations pursuant to the Plan).

3.4.  The stock certificate or book entry account reflecting the issuance of the Shares in the name of the Participant shall bear a legend or other notation upon substantially the terms: “These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the COMPANY and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

4.	Market Stand-Off.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any vested Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the vested Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 4.

5.	Taxes.

5.1.  Any tax consequences arising from the grant or issuance of Shares, or from any other event or act (of the Company, and/or its Affiliates, and the Participant) relating to the Shares, shall be borne solely by the Participant. The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Shares issued under the Plan and the vesting thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the sale of any Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

5.2.  THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR SELLING THE SHARES.

6.	Legal Compliance.

Shares shall not be issued or delivered to the Participant unless the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

7.	Adjustments upon Certain Transactions.

In the event of a Transaction, the provisions of Section 7 to the Plan will apply, unless otherwise explicitly provided in the Notice of Issuance.

8.	Miscellaneous.

8.1.  Continuance of Engagement. Participant acknowledges and agrees that the vesting of Shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired or being awarded the grant hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Shares shall not vest and shall be subject to forfeiture. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant's right or the right of the Company or its Affiliate to terminate Participant's relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Awards to Participant in the future.

8.2.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law.

8.3.  Entire Agreement. This Agreement, together with the Notice of Issuance and the Plan, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Issuance or the Plan. Except with respect to a written amendment to this Agreement between the Company and the Participant, the Participant may only rely upon the Plan and this Agreement with respect to the Participant’s rights and obligations hereunder and may not rely on any representation or statement made by the Company or its Affiliates or any of their respective officers, directors, employees or agents, whether written or oral, regarding the Participant’s participation in the Plan and any rights thereunder. Neither the Company nor any of its Affiliates guarantee the current or future value of the Shares or its performance.

8.4.  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the Shares are granted under and governed by (i) this Agreement, (ii) the Plan (including the Appendix for Israel), a copy of which has been provided to Participant or made available for his/her review, and (iii) Section 3(i) of the Income Tax Ordinance (New Version) – 1961.

In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the date hereof.

Brainstorm Cell Therapeutics Inc.		Participant

By:	/s/ Alla Patlis	/s/ Chaim Lebovits
Name: Alla Patlis		Chaim Lebovits
Title: Interim Chief Financial Officer and Controller

EXHIBIT A

NOTICE OF ISSUANCE

Brainstorm Cell Therapeutics Inc.

2014 Global Share Option Plan

Lebovits, Chaim

Dear Chaim:

I am pleased to inform you that Brainstorm Cell Therapeutics Inc. (the “Company”) has decided to grant you an award of Restricted Stock (the "Shares"), with respect to shares of Common Stock, $0.00005 par value per share, of the Company, subject to the terms and conditions of the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix for Israel attached thereto (the “Plan”) and the Restricted Stock Award Agreement (the “Agreement”), as follows:

Type of Award:	Section 3(i) of the Israeli Income Tax Ordinance
Total Number of Shares covered by this Grant:	31,185
Date of Grant:	July 26, 2017
Vesting Commencement Date:	July 26, 2017
Vesting Schedule:	25% of the Shares shall vest on each of the first, second, third and fourth anniversary of the Date of Grant, provided that the Participant remains continuously employed by the Company or its subsidiaries from the Date of Grant through each applicable vesting date. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number of Shares.
Special Terms (if any):	The Shares shall be subject to accelerated vesting upon a Change of Control of the Company and such other accelerated vesting as provided in the Employment Agreement by and between the Company and the Participant, as amended.
Purchase Price:	N/A

All capitalized terms in this Notice of Issuance shall have the meaning assigned to them in this Notice of Issuance, the Plan (including the Appendix for Israel) or the Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan (including the Appendix for Israel) and the Agreement. This award is contingent upon your execution of the Agreement.

Congratulations.

Yours truly,

/s/	Alla Patlis
Alla Patlis, Interim Chief
Financial Officer and Controller